Morgan & Company
                                                        Chartered Accountants


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Registration Statement of ATM Financial Corp. (a development stage company) on Pre-Effective Amendment No. 9 to the Form SB-2 No. 333-103647 of our Auditors' Report, dated May 20, 2004, on the balance sheets of ATM Financial Corp. (a development stage company) as at December 31, 2003 and 2002 and the related statements of operations, cash flows, and stockholders' deficiency for the year ended December 31, 2003 and 2002 and for the period from inception on December 18, 2002 to December 31, 2003.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.




Vancouver, Canada                                          "Morgan & Company"
February 2, 2005                                        Chartered Accountants

Tel:(604)687-5841             Member of         P.O. Box 10007 Pacific Centre
Fax:(604)687-0075                ACPA      Suite 1488-700 West Georgia Street
www.moran-cas.com           International             Vancouver, B.C. V7Y 1A1